Investor Presentation September 30, 2018 John Biggs President & Chief Executive Officer Laura Tarantino Executive Vice President & Chief Financial Officer

Forward‐Looking Statement This communication contains a number of forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward‐looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. All statements contained in this communication that are not clearly historical in nature are forward‐looking, and the words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," “impact,” "intend," "seek," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases are generally intended to identify forward‐looking statements. These forward‐looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward‐ looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward‐looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward‐looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S‐1filedwiththeSecurities and Exchange Commission (“SEC”). The risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the followingfactors:businessand economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the occurrence of significant natural or man‐made disasters, including fires, earthquakes, and terrorist acts; our management of risks inherent in our real estate loan portfolio, and the risk of a prolonged downturn in the real estate market; our ability to achieve organic loan and deposit growth and the composition of such growth; the fiscal position of the U.S federal government and the soundness of other financial institutions; changes in consumer spending and savings habits; technological and social media changes; the laws and regulations applicable to our business; increased competition in the financial services industry; changes in the level of our nonperforming assets and charge‐offs; our involvement from time to time in legal proceedings and examination and remedial actions by regulators; the composition of our management team and our ability to attract and retain key personnel; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems; and potential exposure to fraud, negligence, computer theft and cyber‐crime. The Company can give no assurance that any goal or expectation set forth in forward‐looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. These forward‐ looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward‐looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law. 2

Use of Non‐GAAP Financial Measures This investor presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non‐GAAP financial measures. The Company’s management uses these non‐GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non‐GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant gains and changes in the current period. The Company’s management also believes that investors find these non‐GAAP financial measures useful as they assist investors in understanding our underlying operations performance and the analysis of ongoing operating trends. However, the non‐GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‐GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non‐GAAP financial measures we have discussed herein when comparing such non‐GAAP financial measures. Below is a listing of the non‐GAAP financial measures used in this investor presentation. • Prior to January 1, 2018, pro forma net income, return on average assets, return on average equity and per share amounts are calculated by adding back our franchise S Corporation tax to net income, and using a combined C Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the changes in our status as an S Corporation and does not give effect to any other transaction. Efficiency ratio is defined as noninterest expenses divided by operating revenue, which is equal to net interest income plus noninterest income. • Tangible book value and tangible stockholders’ equity to tangible assets are non‐GAAP measures that exclude the impact of goodwill and are used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill vary extensively from company to company, we believe that the presentation of these non‐GAAP financial measures allows investors to more easily compare the Company’s capital position to other companies. A reconciliation to these non‐GAAP financial measures to the most directly comparable GAAP measures are provided in the appendix to this investor presentation. 3

Luther Burbank's More Than 34-Year History

1980's

1983: Luther Burbank S&LA was chartered in Santa Rosa, CA; an initial $2 million is the only equity raise, prior to our recent IPO, in our 34-year history

1983-1989: Specialty CRE lender including land, C&D, joint ventures and commercial

1983: Opened Santa Rosa Total Deposits: $1.2bn

1990's

1996: Completed acquisition of New Horizon S&LA, our only acquisition

1996-2006: Migration to apartment lending; expanded products to include jumbo single-family lending

1996: Opened San Rafael Total Deposits: $560mm

2000's

2000: Converted to a federal savings association and changed our name to Luther Burbank Savings

2006: Issued $61.9 million in notes related to Trust Preferred Securities

2009 - 2011: Issued $62.7 million in senior notes with a 9.875% fixed coupon to friends and family

2000: Opened Los Altos Total Deposits: $313mm

2007: Opened Encino Total Deposits: $439mm

2008: Opened Toluca Lake Total Deposits: $260mm

2009: Opened Pasadena Total Deposits: $299mm

2010's

2014: Issued $95 million in senior notes with a 6.50% fixed coupon to refinance the notes issued between 2009 and 2011

2016: Converted to a state-chartered commercial bank (OCC to FDIC)

2017: Q3 - Completed $626 million MFR securitization; Q4 – Closed IPO at $10.75 per share & raised $138 million net proceeds or $98 million after special dividend

2010: Opened Beverly Hills Total Deposits: $375mm

2012: Opened San Jose Total Deposits: $174mm

2015: Opened Long Beach Total Deposits: $208mm

2018: Opened Bellevue Total Deposits: $55mm

Note: Branch deposits as of 09/30/2018

Luther Burbank® | Corporation
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Franchise Overview and Financial Highlights



WA
OR
CA
San Francisco
Los Angeles

Our Small Network of Large Branches

#	Branch Location	Date Established	September 30, 2018 Deposits ($mm)
1	Santa Rosa	Oct. 1983	1,155.7
2	San Rafael	Sep. 1996	559.5
3	Encino	Aug. 2007	439.4
4	Beverly Hills	Jul. 2010	375.1
5	Los Altos	Aug. 2000	312.5
6	Pasadena	May 2009	299.1
7	Toluca Lake	Jan. 2008	260.2
8	Long Beach	Jun. 2015	208.4
9	San Jose	Jun. 2012	173.5
10	Bellevue	Jun. 2018	54.8
	Brokered Deposits		527.7
	Online/ Business Banking		578.0
A	Manhattan Beach		1,105.7
	Total Deposits		4,943.9

Branch (10)
Loan Production Office (9)

** Highlighted counties indicate current lending markets*

Financial Highlights 09/30/2018(1)

Total Assets ($mm)	$6,692
Total Loans HFI ($mm)	$5,926
Total Deposits ($mm)	$4,944
Loans / Deposits	120%
Tangible Book Value / Tang. Assets	8.5%
Leverage Capital Ratio	9.6%
Total Risk-Based Capital Ratio	17.5%
Total CRE Loans(2) / Total Risk-Based Capital	550%
ROAA	0.73%
ROAE	8.17%
Net Interest Margin	2.01%
EPS – Fully Diluted	$0.61
Efficiency Ratio	46.5%
Noninterest Expense / Avg. Assets	0.95%
NPAs / Assets	0.03%
ALLL / Loans HFI	0.58%
Full-Time Equivalent Employees	273

(1) Financial data as of or for the nine months ended 09/30/2018. See non-GAAP reconciliation in Appendix hereto.
(2) Includes multifamily residential, commercial real estate, and construction loans.

Luther Burbank® | Corporation

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Key Highlights 1 1. History of Profitability History of  Recorded consecutive quarterly profits since our second  Profitability quarter of operations  Survived and prospered through numerous economic cycles  during our more than 34‐year history 2. Well‐Positioned in Strategic Markets  West Coast gateway cities in supply‐constrained markets  6 2 with strong job growth and limited affordable housing Efficient Well‐Positioned in   Achieve deeper penetration of our lending and deposit  Operations Strategic Markets gathering operations in our attractive West Coast markets  Expand into contiguous markets on the West Coast to  complete our Seattle to San Diego footprint 3. Demonstrated Organic Growth Engine  Multifamily: professional real estate investors focused on  investing in stable, cash‐flowing assets  Single Family: primary residence, second home or  investment property  Retail Deposits: strong base built on a high level of service,  competitive rates and our reputation for strength and  security 4. Strong Management Team and Robust Infrastructure 5 3  Led by President & CEO John Biggs (30+ years of banking  Demonstrated Strong experience) Organic Growth Asset Quality  Invested heavily in people and infrastructure over the last  Engine four years 5. Strong Asset Quality  Our most important focus  4 Strict, quality oriented underwriting and credit monitoring  Strong processes Management Team and   0.03% NPAs / Total Assets Robust Infrastructure 6. Efficient Operations  Maintain a small network of large branches ($384 million  avg. branch size)  46.5% efficiency ratio, 0.95% noninterest expense / average  Note: Financial data as of or for the nine months ended 09/30/2018.  See non‐GAAP reconciliation in Appendix hereto. assets and 273 FTEs 6

Top Multifamily Lenders in the United States

Top 25 Banks and Thrifts by Multifamily Loans

(Dollars in billions)			As of June 30, 2018		Change Since (%)		Delinquency	
Rank	Institution Name	Headquarters	Total Assets	Multifamily Loans	March 31, 2018	June 30, 2017	% of Multifamily[1]	Change Since (bps) June 30, 2017
1.	JPMorgan Chase & Co.	New York, NY	2,590.1	70.87	0.5	2.9	0.08	1
2.	New York Community Bancorp Inc.	Westbury, NY	50.5	29.23	1.9	8.8	0.02	(3)
3.	Signature Bank	New York, NY	45.2	15.32	2.0	5.4	0.00	0
4.	Wells Fargo & Co.	San Francisco, CA	1,879.7	14.42	6.4	(8.8)	0.31	8
5.	Capital One Financial Corp.	McLean, VA	364.0	11.46	(2.7)	(2.2)	0.02	0
6.	First Republic Bank	San Francisco, CA	93.9	9.66	6.2	30.3	0.05	(3)
7.	Santander Holdings USA Inc.	Boston, MA	130.1	8.32	3.0	1.3	0.41	33
8.	Investors Bancorp Inc.	Short Hills, NJ	25.4	8.06	1.2	0.1	0.58	21
9.	PNC Financial Services Group Inc.	Pittsburgh, PA	380.8	5.68	6.7	(4.6)	0.21	(42)
10.	Citigroup Inc.	New York, NY	1,912.3	5.61	7.7	28.3	0.20	(42)
11.	MUFG Americas Holdings Corp.	New York, NY	160.4	5.48	0.7	16.4	0.19	(46)
12.	Bank of America Corp.	Charlotte, NC	2,291.9	5.35	(3.7)	(9.5)	0.02	(3)
13.	Sterling Bancorp	Montebello, NY	31.5	4.94	0.6	364.2	0.23	1
14.	M&T Bank Corp.	Buffalo, NY	118.4	4.31	20.7	3.7	1.65	(26)
15.	KeyCorp	Cleveland, OH	138.2	4.16	5.9	8.8	0.39	1
16.	Dime Community Bancshares Inc.	Brooklyn, NY	6.3	4.11	(4.1)	(13.7)	0.04	(2)
17.	Valley National Bancorp	Wayne, NJ	30.2	3.79	1.5	12.5	0.01	(13)
18.	TD Group US Holdings LLC	Wilmington, DE	378.8	3.64	(0.6)	8.8	0.68	6
19.	Customers Bancorp Inc.	Wyomissing, PA	11.1	3.53	(2.8)	(1.0)	0.04	4
20.	U.S. Bancorp	Minneapolis, MN	461.3	3.46	(3.5)	(17.1)	0.43	27
21.	Luther Burbank Corp.	Santa Rosa, CA	6.5	3.38	9.1	9.9	0.07	(7)
22.	Umpqua Holdings Corp.	Portland, OR	26.5	3.21	2.1	8.1	0.14	10
23.	CIBC Bancorp USA Inc.	Chicago, IL	38.4	3.11	8.4	209.1	0.06	1
24.	BB&T Corp.	Winston-Salem, NC	222.7	3.11	1.9	(19.5)	0.77	62
25.	People's United Financial Inc.	Bridgeport, CT	44.6	3.09	(1.1)	(11.3)	0.35	6
	Banking Industry Aggregate[2]			**418.96**	**1.9**	**5.1**	**0.23**	**(3)**

Source: SNL Financial.

(1) Represents delinquent multifamily loans as a percentage of total multifamily loans. Delinquent loans include 30+ days past due and nonaccrual loans.

(2) Includes all U.S. commercial banks, savings banks and savings and loan associations.

Luther Burbank® | Corporation

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Luther Burbank Peer Group

➢ **Includes all major exchange-traded banks and thrifts nationwide with:**

✓ **Total assets $1 billion - $100 billion** ✓ **Multifamily loans > $1 billion** ✓ **Multifamily loans / total loans > 20%**

General Information					Profitability							Capital & Balance Sheet Ratios				Asset Quality[1]			Bal. Sheet Growth[2]	
Institution Name	Ticker	State	Total Assets ($bn)	Multifamily Loans ($bn)	ROAA (%)	ROAE (%)	NIM (%)	Yield on Loans (%)	Cost of Deposits (%)	NIE / Avg. Assets (%)	Eff. Ratio (%)	TCE / TA (%)	Leverage Ratio (%)	Total Capital Ratio (%)	Loans / Deposits (%)	LLR / Loans (%)	NPA / Loans + OREO (%)	NCO / Avg. Loans (%)	Gross Loans CAGR (%)	Total Deposits CAGR (%)
Luther Burbank Corporation	LBC	CA	6.5	3.4	0.71	7.93	2.00	3.70	1.36	0.94	46.7	8.6	9.9	17.3	125	0.58	0.16	(0.01)	15.5	11.4
Peer Group:																				
1. Dime Community Bancshares, Inc.	DCOM	NY	6.3	4.1	0.79	8.06	2.39	3.67	1.09	1.33	54.3	9.0	9.1	14.8	124	0.39	0.12	0.10	8.1	15.2
2. First Foundations, Inc.	FFWM	CA	6.0	2.7	0.37	4.72	2.83	3.98	0.82	2.44	66.5	7.1	7.9	11.4	93	0.39	0.26	0.32	51.0	56.6
3. Flushing Financial Corporation	FFIC	NY	6.5	2.3	0.86	10.47	2.76	4.31	1.24	1.67	59.8	8.1	8.8	13.8	116	0.38	0.46	0.02	10.1	8.1
4. Grandpoint Capital, Inc.	GPNC	CA	3.1	0.7	0.19	1.80	3.88	4.79	NA	4.39	113.2	8.6	8.6	10.9	96	0.78	0.44	0.01	5.6	1.2
5. Investors BanCorp, Inc.	ISBC	NJ	25.4	8.1	0.90	7.35	2.77	4.12	1.01	1.62	56.3	11.9	12.1	16.0	123	1.11	0.74	0.08	9.6	9.9
6. Kearny Financial Corp.	KRNY	NJ	6.6	1.8	0.47	2.38	2.72	4.14	0.97	1.90	58.9	16.5	16.2	25.8	111	0.69	0.47	0.01	29.7	15.4
7. Marquette National Corporation	MNAT	IL	1.6	0.4	1.00	10.81	3.52	NA	0.21	3.27	77.3	7.3	9.3	16.3	85	1.10	1.83	0.06	5.1	0.9
8. New York Community Bancorp, Inc.	NYCB	NY	50.5	29.2	0.87	6.33	2.32	3.77	1.18	1.12	48.2	8.0	9.4	14.0	133	0.41	0.21	0.05	2.8	1.2
9. Northfield Bancorp, Inc.	NFBK	NJ	4.2	2.0	1.02	6.56	2.84	3.98	0.81	1.65	56.3	14.7	15.2	18.4	109	0.83	0.71	(0.01)	15.5	18.9
10. Opus Bank	OPB	CA	7.2	2.7	0.85	6.02	3.07	4.21	0.57	2.38	66.1	9.2	9.9	15.9	85	1.17	0.79	0.65	6.4	13.6
11. Oritani Financial Corp.	ORIT	NJ	4.2	1.8	1.31	9.88	2.81	4.15	1.17	0.97	31.6	13.4	13.3	15.6	123	0.86	0.27	(0.01)	8.9	14.9
12. Peapack-Gladstone Financial Corporation	PGC	NJ	4.3	1.3	1.11	11.11	2.82	4.01	0.90	2.31	59.4	9.7	9.7	15.7	106	1.02	0.87	(0.01)	15.5	13.0
13. Provident Financial Holdings, Inc.	PROV	CA	1.2	0.5	0.48	4.65	3.26	4.10	0.38	4.11	85.0	10.2	10.3	18.5	100	0.73	2.70	(0.02)	-0.8	0.1
14. Signature Bank	SBNY	NY	45.2	15.3	1.38	15.18	2.93	4.01	0.76	1.02	34.4	9.1	9.6	13.4	98	0.61	0.54	0.04	20.0	13.3
15. Waterstone Financial, Inc.	WSBF	WI	1.9	0.6	2.01	9.37	3.15	4.61	1.08	7.41	74.0	21.5	21.7	29.5	135	0.88	0.77	(0.04)	5.8	4.1
Average:					**0.91**	**7.65**	**2.94**	**4.13**	**0.87**	**2.51**	**62.7**	**11.0**	**11.4**	**16.7**	**109**	**0.76**	**0.75**	**0.08**	**12.9**	**12.4**
Median:					**0.87**	**7.35**	**2.83**	**4.11**	**0.94**	**1.90**	**59.4**	**9.2**	**9.7**	**15.7**	**109**	**0.78**	**0.54**	**0.02**	**8.9**	**13.0**

Source: SNL Financial. GAAP data when available, otherwise FR Y-9C's and bank call reports as of or for the three months ended 06/30/2018. Note that SNL earnings ratios may differ from Company as SNL annualizes one quarter rather than using data for 12 months and SNL does not pro forma C Corporation earnings for S Corporations.

(1) Non-performing assets ("NPA") includes performing troubled debt restructurings.

(2) Compound annual growth rate ("CAGR") from 12/31/2014 to 6/30/2018.

Luther Burbank® | Corporation

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Our Lending Business Multifamily Residential Loans Single‐Family Residential Loans Property Types: Markets:  Both owner‐occupied and investor owned  High barrier to entry for new development; little land to develop Broker Network:  Limited supply of new housing  Primarily third party mortgage brokers with the intention of   High variance between cost to own and rent retaining these loans in our portfolio Deals: Originations:  Stabilized and seasoned assets  Majority are for purchase transactions  Older, smaller properties with rents at/below market levels,   Also provide refinancing catering to lower and middle income renters Underwriting Focus: Sponsors:  Debt ratios  Experienced real estate professionals who desire regular   Loan to Value income/cash flow streams and are focused on building wealth   Credit scores steadily over time  Borrower’s liquidity and cash reserves Multifamily Portfolio Highlights Single‐Family Portfolio Highlights  $1.6 million average loan balance  $896 thousand average loan balance  16 units average  64.5% average loan‐to‐value ratio  57.1% average loan‐to‐value ratio  750 average credit score  1.55x average debt service coverage ratio 0.03% NPAs / Assets 0.04% NPLs / Loans Note: Data as of 09/30/2018. 9

Our Lending Products Multifamily / Commercial Real Estate Lending Single‐Family Residential Lending  First Mortgages  First Mortgages  Hybrid Structures  Hybrid Structures • 25‐ or 30‐year amortization • 30‐ or 40‐year amortization • 10‐, 25‐ or 30‐year maturities • 30‐ or 40‐year maturities • 3‐, 5‐ or 7‐year fixed rate periods • 3‐, 5‐ or 7‐year fixed rate periods  Interest Only Option  Full Documentation • Lower loan‐to‐value ratios  Purchase or Refinance Transactions • Underwrite at amortizing payment  Primary Residence, Second Home or Investor  programs  Investor‐Owner Purchase or Refinance  Grow Program • First‐time homebuyer 10

Loan Portfolio Historical Loan Growth Loan Portfolio Composition 3.71% yield on loans; 4.04% weighted average coupon(1) Multifamily Loans by Lending Area Single‐Family Loans by Lending Area (1) As of or for the nine months ended 09/30/2018. 11

Asset Quality Nonperforming Assets(1) / Total Assets Culture Approach Results  Risk management is a core competency of   Continuous evaluation of risk & return  09/30/2018 NPAs / Total Assets of 0.03%;  our business NPLs / Total Loans of 0.04%  Strict separation between business   Extensive expertise among our lending  development and credit decisions  NPAs and loans 90+ days past due to total  and credit administration staff and  assets are at depressed levels and   Vigilant response to adverse economic  executive officers significantly decreased since 2014 conditions and specific problem credits  Credit decisions are made efficiently and   Only one foreclosure in the past four years  Strict, quality oriented underwriting and  consistent with our underwriting  credit monitoring processes standards (1) Excludes performing troubled debt restructurings. 12

LOAN ORIGINATION VOLUME AND RATES Q3 4.84% Q2 4.65% Q1 4.31% Pipeline: • Total loan pipeline at September 30, 2018 is $251.5 million ($157.9 million CRE at 4.761% WAC, $88.8 million SFR at 4.69% WAC & $4.8  million Construction at 6.00% WAC). A portion of our pipeline will ultimately fallout/not fund and loans without rate locks are subject to  ongoing rate increases/ decreases.   13

CRE Loan Origination Composition Quarterly and YTD Loan Volume & WAC ($ in millions) 4.739% 6.5% 4.788% 8.1% 4.974% 1.2% 4.582% 15.4% 7.7% 5.350% 0.4% 5.328% 4.840% 7.9% 4.708% 11.0% 4.340% 13.3% 70.0% 4.512% 4.708% 80.1% 4.270% 78.4% 12 Months Ended December 31, 2017 9 Months Ended September 30, 2018 4.547% 4.200% 4.791% 4.730% 4.970% 4.600% 3.970% 4.509% 14

SFR Loan Origination Composition Quarterly and YTD Loan Volume & WAC ($ in millions) 4.652% 24.4% 4.198% 37.8% 5.15% 4.821% 24.4% 75.6% 4.820% 4.341% 62.2% 5.042% 75.6% 12 Months Ended December 31, 2017 9 Months Ended September 30, 2018 4.486% 3.990% 4.738% 3.910% 15

Deposit Composition Historical Deposit Growth & Portfolio Composition Deposit Breakdown by Branch September 30,  #Branch Location Date 2018 Established Deposits ($mm) 1Santa Rosa Oct. 1983 1,155.7 2San Rafael Sep. 1996 559.5 3Encino Aug. 2007 439.4 4Beverly Hills Jul. 2010 375.1 5Los Altos Aug. 2000 312.5 6 Pasadena May 2009 299.1 7Toluca Lake Jan. 2008 260.2 8Long Beach Jun. 2015 208.4 9San Jose Jun. 2012 173.5 10 Bellevue Jun. 2018 54.8       Brokered Deposits 527.7       Online/ Business Banking 578.0 A Manhattan Beach 1,105.7 1.40% cost of total deposits(1) Total Deposits 4,943.9 (1) For the nine months ended 09/30/2018. 16

Deposit Growth/Balance  Quarterly Trend $351.8 $478.1 $87.8 $162.8 $60.5 $182.2 (1) Business/online includes $47.7 million of brokered/wholesale funds, sourced by the unit.  17

Deposit Growth/Balance Continued

Interest vs Noninterest Bearing ($ in millions)

	1Q 2018 Growth	2Q 2018 Growth	3Q 2018 Growth	YTD 2018	Total Deposit Balance	% of Portfolio
Business/Online						
Interest Bearing	$ 101,513	$ 47,199	$ 181,727	$ 330,439	$ 555,646	11.2%
Noninterest Bearing	(2,240)	38,699	2,534	38,993	70,075	1.4%
Total Business/Online Accounts	99,273	85,898	184,261	369,432	625,721	12.7%
Branches						
Interest Bearing	63,513	392,232	167,529	623,274	4,318,223	87.3%
Total Branch Accounts	63,513	392,232	167,529	623,274	4,318,223	87.3%
Total Interest Bearing	165,026	439,431	349,256	953,713	4,873,869	98.6%
Total Noninterest Bearing	(2,240)	38,699	2,534	38,993	70,075	1.4%
Total Deposit Growth	**$ 162,786**	**$ 478,130**	**$ 351,790**	**$ 992,706**	**$ 4,943,944**	**100.0%**

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Business/Online Composition By Vertical  December 31, 2017 September 30, 2018 1.572% 1.572% 1.082% 0.830% 1.220% Balances include $256.3 million sourced by Business/Online unit  Balances include $625.7 million sourced by Business/Online unit  and $23.1 million sourced by Branches.  and $34.2 million sourced by Branches.  (1) Represents brokered funds sourced by Business Banking.  Total Bank brokered deposits at September 30, 2018 are $527.7 million or 10.67% of total deposits. 19

Efficient Operations Result in Consistent Profitability Return on Average Assets(1) Return on Average Equity(1) Efficiency Ratio (1) Prior to 2018 net income adjusted for C‐Corp status assumes 42% tax rate.  See non‐GAAP reconciliation in Appendix hereto. 20

Efficient Operations Result in Consistent Profitability Cont. Net Interest Margin YTD  Net Interest Margin  21

Interest Rate Risk Analysis On a quarterly basis, the Company measures and reports NII and EVE at Risk to isolate the change in income related solely to  interest earning assets and interest‐bearing liabilities. It models instantaneous parallel shifts in market interest rates, implied by  the forward yield curve over the next one year period. NII Impact EVE Impact Interest Rate Risk to Earnings (NII) Interest Rate Risk to Capital (EVE) September 30, 2018 September 30, 2018 Change in ($ in millions) Change in ($ in millions) Interest Rates $ Change % Change Interest Rates $ Change % Change (basis points) NII NII (basis points) EVE EVE + 400 BP (42.7) (33.2%) + 400 BP (392.9) (64.8%) + 300 BP (28.8) (22.4%) + 300 BP (261.0) (43.0%) + 200 BP (16.2) (12.6%) + 200 BP (152.4) (25.1%) + 100 BP (6.6) (5.1%) + 100 BP (65.0) (10.7%) ‐ 100 BP 7.8 6.1% ‐ 100 BP 49.0 8.1% 22

Deposits ‐ Cost of Funds Comparison 23

Liquidity Management Securities Portfolio As of September 30, 2018 Book Value % of ($000) Total Available‐for‐Sale: Mortgage‐backed securities 445,525 71% Agency bonds 116,221 19% Residential collateralized mortgage obligations 40,542 6% CRA Qualified Investment Fund (CRAIX) 11,327 2% U.S. Treasury 10 year note 961 0% Total Available‐for‐Sale 614,576 98% Held‐to‐Maturity: Mortgage‐backed securities 11,663 2% Other Investments 272 0% Total Held‐to‐Maturity: 11,935 2% Total Investment Securities 626,511 100.0% Other Borrowings Amount Outstanding  Cost of  Type 9/30/2018 Borrowings (1) FHLB Advances $962 million 2.11% Senior Notes $94 million 6.70% Trust Preferred  $62 million 3.57% (1) For the nine months ended 09/30/2018 24

Executive Management  John G. Biggs. Mr. Biggs serves as our President and Chief Executive Officer. He leads the Executive Committee and is a member of the Bank’s board of directors. During his 30‐plus year tenure with the Bank, Mr. Biggs has held the positions of Chief Financial Officer and Chief Operating Officer, before assuming his current role in September 2007. Since becoming President and Chief Executive Officer, Mr. Biggs has spearheaded the initiatives that have seen our total assets increase from $2.7 billion at December 31, 2007 to $6.7 billion at September 30, 2018, equity increase from $182.4 million to $571.4 million over that period, expansion of the branch network in Northern and Southern California from three branches to ten, establishment and expansion of our headquarters infrastructure in Santa Rosa and Manhattan Beach, and our entry into the Seattle market, in which we have over $690.8 million in loans as of September 30, 2018. A Certified Public Accountant (inactive), Mr. Biggs previously served as Vice President of Finance and Controller for Columbus Marin Savings & Loan Association and as a public accountant specializing in auditing broker/dealers for the firms of Arthur Andersen, San Francisco, and KPMG LLP, Los Angeles. Mr. Biggs graduated summa cum laude in Accounting from Woodbury University. Robert Armstrong, III. Mr. Armstrong joined the Bank in January 2016, and currently serves as Executive Vice President and Chief Banking Officer. Mr. Armstrong is responsible for expanding the Bank’s deposit offerings and creating greater access to its products and services, including deposit generation across commercial and consumer online banking platforms, as well as business banking activities. Prior to joining us, Mr. Armstrong served as Senior Vice President of Business Banking at BofI Federal Bank from October 2013 to December 2015 and a Senior Partner at Cappetta Capital from 2010 to 2013. Mr. Armstrong’s background also includes positions as CEO/President of San Diego Private Bank, Market President at US Bank and Managing Director at Bank of America. Mr. Armstrong holds a B.S. in Economics from the University of California, Los Angeles. John A. Cardamone. Mr. Cardamone joined the Bank as Chief Credit Officer in 2014. He oversees the Bank’s credit and special assets activities as well as loan operations; he is also a member of the Bank’s Executive Committee. Prior to joining the Bank, Mr. Cardamone served as Senior Vice President & DivisionalCredit Manager – Commercial Real Estate at Bank of the West from 2008 until joining the Bank, Chief Credit Officer at GreenPoint Mortgage, Senior Vice President – Global Risk Management at GE Capital’s Mortgage Insurance Unit and Managing Director and Chief Credit Officer at the Federal Home Loan Bank of San Francisco. Mr. Cardamone holds an M.B.A. in Finance from The Wharton School at the University of Pennsylvania, an M.B.A. in Management from St. Mary’s College and a B.B.A. in Business Statistics from Temple University. 25

Executive Management Continued Tammy Mahoney. Ms. Mahoney joined the Bank as Chief Compliance Officer in early 2016 and was appointed Chief Risk Officer later that year. In her role, Ms. Mahoney oversees the Bank’s compliance, internal audit and risk management functions, including information security and project management; she is also a member of its Executive Committee. Prior to joining the Bank, Ms. Mahoney served as Senior Vice President of Enterprise Risk and Compliance at Opus Bankfrom August 2011 to December 2015; as Director, Risk Advisory Services at KPMG from June 1995 to August 2004; and as Associate National Bank Examiner with the Office of the Comptroller of the Currency. A Certified Regulatory Compliance Manager and Certified Internal Auditor, Ms. Mahoney holds a B.S. in Business Administration ‐ Finance from San Diego State University. Liana Prieto. Ms. Prieto joined as General Counsel of the Company and Bank in 2014. In this role she is responsible for leading a team of legal, human resources, Bank Secrecy Act, and third party risk management professionals; she is also a member of the Bank’s Executive Committee. Prior to joining us, Ms. Prietoservedas Associate and then Counsel at Buckley Sandler LLP from 2009 to 2014, and as a trial attorney in the Enforcement & Compliance Division of the Office of the Comptroller of the Currency. In addition to her role at the Company and Bank, Ms. Prieto serves as Vice Chair of the Enforcement, Insider Liability and Troubled Banks Subcommittee of the American Bar Association’s Business Law Section. She also serves on the American Association of Bank Directors’ Board of Advisors and on their General Counsel and Corporate Secretary Committee. Ms. Prieto holds a J.D. from Fordham Law School and a B.A. from Georgetown University. Laura Tarantino. Ms. Tarantino currently serves as Executive Vice President and Chief Financial Officer of the Company and Bank, a position she has held since 2006. In this role, she oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings; she is also a member of the Bank’s Executive Committee. Ms. Tarantino has over 26 years of experience with the Company and Bank, having joined as Controller in 1992. She previously served as Audit Manager for KPMG LLP, San Francisco specializing in the financial services industry. In addition to her role at the Company and Bank, Ms. Tarantino has served as an Audit Committee member for the Santa Rosa Council on Aging since 2012. Ms. Tarantino is a California Chartered CPA (inactive)and earned a B.S. in Business Administration – Finance & Accounting with summa cum laude honors from San Francisco State University. 26

Board of Directors John C. Erickson. Mr. Erickson has more than 30 years of financial services experience. Most recently, he served as President, Consumer Banking and President, California, for CIT Group, Inc. (2016). Until 2014, he served for over 30 years at Union Bank, N.A.. He held a number of senior roles across the firm, culminating in two vice chairman positions (Chief Risk Officer and Chief Corporate and Banking Officer). As Chief Corporate Banking Officer, he oversaw commercial banking, real estate, global treasury management, wealth management and global capital markets. He was a director of Zions Bancorporation (NASDAQ: ZION) from 2014 to 2016, and chair of that board’s risk committee, as well as a member of the audit committee. We believe Mr. Erickson’s extensive banking experience, leadership and board experience qualify him to serve on our board of directors. Jack Krouskup. Mr. Krouskup, a certified public accountant (inactive), has more than 35 years’ experience serving customers in a variety of industries. At Deloitte, LLP, or Deloitte, he served as partner‐in‐charge of the company’s Northern California financial services practice and also served on Deloitte’s financial services advisory committee. Mr. Krouskup has years of boardroom experience representing Deloitte with numerous global and highly complex organizations. Consequently, he has an extensive corporate governance background and deep familiarity with board and audit committee best practices. Mr. Krouskup retired from Deloitte in 2011. He currently serves on the board of directors of Verity Health System and on the Board of Trustees of the University of California, Santa Barbara, Alumni Association board of directors. We believe Mr. Krouskup’s extensive experience as an auditor enhances the skill set of our board. Mr. Krouskup qualifiesasan‘‘audit committee financial expert’’ as defined in SEC rules, and the financial sophistication requirements of NASDAQ’s listing requirements. Anita Gentle Newcomb. Ms. Newcomb’s experience spans over three decades in the financial services industry as a commercial banker, investment banker, and strategic consultant. She has advised a range of banks and financial services companies on a wide range of corporate development initiatives from strategic planning, consumer and business banking strategy, and corporate governance best practices, to mutual conversions and valuing and structuring acquisitions. Ms. Newcomb is president of A.G. Newcomb & Co., a financial services consultancy. She also served on the board of the Federal Reserve Bank of Richmond – Baltimore Branch from 2010 through 2015. Ms. Newcomb is a member of the Advisory Board of the American Association of Bank Directors’ Institute for Bank Director Education. She is also a certified public accountant (inactive). We believe Ms. Newcomb’s broad financial services consulting and strategic planning expertise bring a valuable perspective to our board and qualifies her to serve on our board of directors. 27

Board of Directors Continued

Bradley M. Shuster. Mr. Shuster currently serves as Chairman of the board of directors and Chief Executive Officer of NMI Holdings, Inc. and its principal subsidiary, National Mortgage Insurance Corporation, positions he has held since 2012. From 2008 to 2011, Mr. Shuster has held various consulting positions assisting private investors with evaluating opportunities in the insurance industry. Mr. Shuster was an executive of The PMI Group, Inc., or PMI, from 1995 to 2008, where he served as president of International and Strategic Investments and chief executive officer of PMI Capital Corporation. Prior to that, he served as PMI's executive vice president of Corporate Development and senior vice president, treasurer and chief investment officer. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte, where he served as partner-in-charge of Deloitte's Northern California Insurance Practice and Mortgage Banking Practice. He is a member of the board of directors of McGrath Rentcorp (NASDAQ: MRGC), and serves as a member of its audit and governance committees. We believe Mr. Shuster's substantial experience in leadership and management of a public company in the mortgage sector qualifies him to serve on our board of directors.

Victor S. Trione. Mr. Trione serves as Chairman of the board of directors Luther Burbank Savings, a position he has held since founding Luther Burbank Savings and Loan Association in 1983 and of the Company. In addition to serving as Chairman of the Company and Bank, Mr. Trione is President of Vimark, Inc., a real estate development and vineyard management company, and co-proprietor of Trione Winery. Mr. Trione serves as Director and Chairman of the Executive Committee – Empire College; sits on the Advisory Board – Stanford Institute for Economic Policy Research; Board of Overseers – Stanford University's Hoover Institution; serves as Trustee – Angela Merici and John Newman Foundation, Inc.; Trustee – U.S. Navy Memorial Foundation, Washington, D.C.; Director – Navy Supply Corps Foundation. As one of our founders, Mr. Trione brings continuity and deep historic knowledge of the Company to the board.

Thomas C. Wajnert. Mr. Wajnert launched his career in 1968 with US Leasing, a NYSE-listed company. For over 40 years, Mr. Wajnert has navigated the changing currents of the equipment leasing industry and built an impressive list of accomplishments, including serving as CEO and Chairman of AT&T Capital Corporation, an international, full-service equipment leasing and commercial finance company, from 1984 to 1996. Mr. Wajnert also has extensive public company board experience at Reynolds American as Chairman and Solera, UDR, Inc., NYFIX, JLG Industries as a director. Mr. Wajnert also serves on the board of International Finance Group, one of the largest privately owned P&C insurance company in the U.S. For many years he served as a Trustee of Wharton's Center for Financial Institutions. We believe Mr. Wajnert's substantial experience in leadership of public companies, both as an executive and as a director, qualifies him to serve on our board of directors.

Luther Burbank® | Corporation

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Appendix

Balance Sheet ($ in 000’s) As of September 30, December 31, 2018 (1) 2017 ASSETS Cash and cash equivalents $ 60,698 $ 75,578 Available for sale investment securities, at fair value 614,576 503,288 Held to maturity investment securities, at amortized cost (fair value of $11,527 and $6,925 at September 30, 2018 and December 31, 2017 respectively) 11,935 6,921 Loans receivable, net of allowance for loan losses of $34,086 and $30,312 as of September 30, 2018 and December 31, 2017, respectively 5,891,702 5,011,235 Accrued interest receivable 20,060 14,901 Federal Home Loan Bank ("FHLB") stock, at cost 27,235 27,733 Premises and equipment, net 21,571 22,452 Goodwill 3,297 3,297 Prepaid expenses and other assets 41,341 38,975 Total assets $ 6,692,415 $ 5,704,380 LIABILITIES AND STOCKHOLDERS' EQUITY Liabilities: Deposits $ 4,943,944 $ 3,951,238 Federal Home Loan Bank advances 962,139 989,260 Junior subordinated deferrable interest debentures 61,857 61,857 Senior debt $95,000 face amount, 6.5% interest rate, due September 30, 2024 (less debt issuance costs of $738 and $839 at September 30, 2018 and December 31, 2017, respectively) 94,262 94,161 Accrued interest payable 4,974 1,781 Other liabilities and accrued expenses 53,840 56,338 Total liabilities 6,121,016 5,154,635,000 Stockholders' equity: Common stock, no par value; 100,000,000 shares authorized; 56,543,771 and 56,422,662 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively 457,428 454,287 Retained earnings 122,503 102,459 Accumulated other comprehensive loss, net of taxes (8,532) (7,001) Total stockholders' equity 571,399 549,745,000 Total liabilities and stockholders' equity $ 6,692,415 $ 5,704,380 (1) Unaudited 30

Income Statement ($ in 000's, except per share data)

	For the Three Months Ended (1)		For the Nine Months Ended (1)	
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest and fee income:				
Loans	$ 55,644	$ 44,180	$ 153,550	$ 124,096
Investment securities	3,266	1,683	8,638	4,857
Cash and cash equivalents	489	320	1,178	662
Total interest and fee income	59,399	46,183	163,366	129,615
Interest expense:				
Interest on deposits	19,650	10,156	46,141	27,527
Interest on FHLB advances	5,860	5,260	17,502	12,796
Interest on junior subordinated deferrable interest debentures	600	430	1,655	1,218
Interest on other borrowings	1,577	1,577	4,733	4,732
Total interest expense	27,687	17,423	70,031	46,273
Net interest income before provision for (reversal of) loan losses	31,712	28,760	93,335	83,342
Provision for (reversal of) loan losses	650	1,550	3,450	(4,622)
Net interest income after provision for (reversal of) loan losses	31,062	27,210	89,885	87,964
Noninterest income:				
Net gain on sale of loans	140	4,133	140	3,277
FHLB dividends	622	581	1,725	1,777
Other income	281	217	1,020	960
Total noninterest income	1,043	4,931	2,885	6,014
Noninterest expense:				
Compensation and related benefits	9,018	8,664	27,836	28,384
Deposit insurance premium	483	580	1,382	1,408
Professional and regulatory fees	394	428	1,295	1,453
Occupancy	1,418	1,339	4,018	3,860
Depreciation and amortization	700	717	2,108	2,179
Data processing	895	791	2,490	2,378
Marketing	1,235	253	2,009	637
Other expenses	947	1,010	3,587	3,024
Total noninterest expense	15,090	13,782	44,725	43,323
Income before provision for income taxes	17,015	18,359	48,045	50,655
Provision for income taxes	4,886	612	13,588	1,691
Net income	$ 12,129	$ 17,747	$ 34,457	$ 48,964
Basic earnings per common share	$ 0.22	$ 0.42	$ 0.61	$ 1.17
Diluted earnings per common share	$ 0.21	$ 0.42	$ 0.61	$ 1.17
Weighted average common shares outstanding - basic	56,190,970	42,000,000	56,190,970	42,000,000
Weighted average common shares outstanding - diluted	56,864,100	42,000,000	56,813,110	42,000,000

(1) Unaudited

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Net Interest Margin ($ in 000's)

	For the Nine Months Ended September 30, 2018			For the Three Months Ended September 30, 2018			For the Three Months Ended June 30, 2018		
	Average Balance	Interest Inc / Exp	Average Yield/Rate [6]	Average Balance	Interest Inc / Exp	Average Yield/Rate [6]	Average Balance	Interest Inc / Exp	Average Yield/Rate [6]
Interest-Earning Assets									
Multifamily residential	$3,233,492	$ 92,296	3.81%	$3,446,093	$33,609	3.90%	$3,249,423	$30,758	3.79%
Single family residential	2,117,957	55,405	3.49%	2,209,538	19,935	3.61%	2,132,806	18,664	3.50%
Commercial	139,463	4,934	4.72%	158,567	1,863	4.70%	141,811	1,607	4.53%
Construction, land and NM	31,608	915	3.86%	24,354	237	3.89%	32,204	314	3.90%
Total loans [1]	5,522,520	153,550	3.71%	5,838,552	55,644	3.81%	5,556,244	51,343	3.70%
Securities available-for-sale	556,930	8,355	2.00%	587,917	3,166	2.15%	558,051	2,807	2.01%
Securities held-to-maturity [2]	11,545	283	3.27%	11,980	100	3.35%	12,095	94	3.11%
Cash and cash equivalents	93,060	1,178	1.69%	105,854	489	1.85%	102,891	442	1.72%
Total interest-earning assets	$6,184,055	$163,366	3.52%	$6,544,303	$59,399	3.63%	$6,229,281	$54,686	3.51%
Noninterest-earning assets	78,258			75,326			80,806		
Total Assets	$6,262,313			$6,619,629			$6,310,087		
Interest-Bearing Liabilities									
Transaction accounts [3]	$ 223,487	$ 1,093	0.65%	$ 228,803	$ 303	0.53%	$ 216,938	$ 382	0.70%
Money market demand accounts	1,465,200	10,681	0.97%	1,483,298	4,150	1.12%	1,404,954	3,217	0.92%
Time deposits	2,691,934	34,367	1.70%	3,137,338	15,197	1.94%	2,654,169	10,961	1.65%
Total deposits	4,380,621	46,141	1.40%	4,849,439	19,650	1.62%	4,276,061	14,560	1.36%
FHLB advances	1,107,012	17,502	2.11%	987,607	5,860	2.37%	1,264,250	6,823	2.16%
Senior debt	94,207	4,733	6.70%	94,240	1,577	6.69%	94,206	1,577	6.70%
Junior subordinated debentures	61,857	1,655	3.57%	61,857	600	3.88%	61,857	567	3.67%
Total interest-bearing liabilities	$5,643,697	$ 70,031	1.65%	$5,993,143	$27,687	1.85%	$5,696,374	$23,527	1.65%
Noninterest-bearing liabilities	56,304			57,310			52,752		
Total stockholders' equity	562,312			569,176			560,961		
Total liabilities and stockholders' equity	$6,262,313			$6,619,629			$6,310,087		
Net interest spread [4]			**1.87%**			**1.78%**			**1.86%**
Net interest income/margin [5]		**$ 93,335**	**2.01%**		**$31,712**	**1.94%**		**$31,159**	**2.00%**

(1) Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan costs, net.
(2) Securities held to maturity include municipal securities. Yields are not calculated on a tax equivalent basis.
(3) Transaction accounts include both interest and non-interest bearing deposits.
(4) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(5) Net interest margin is net interest income divided by total average interest-earning assets.
(6) Yields shown are annualized.

Luther Burbank® | Corporation
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Non‐GAAP Reconciliation ($ in 000’s, except per share data)  (1)  (1) As of or For the Three Months EndedAs of or for the Nine Months Ended or For the Years Ended December 31, September 30,  June 30,  September 30,  September 30,  September 30,  2018 2018 2017 2018 2017 2017 2016 2015 2014 Tangible book value Total assets  $           6,692,415  $           6,510,233  $           5,319,557  $           6,692,415  $           5,319,557  $         5,704,380  $         5,063,585  $         4,361,779  $         3,969,047  Less: Goodwill                      (3,297)                     (3,297)                     (3,297)                     (3,297)                      (3,297)                   (3,297)                   (3,297)                   (3,297)                   (3,297) Less: Total liabilities              (6,121,016)             (5,948,053)              As of  (4,886,097)             (6,121,016)              (4,886,097)           (5,154,635)           (4,659,210)           (3,990,480)           (3,619,539) Tangible book value  $               568,102  $               558,883  $               430,163  $               568,102  $               430,163  $            546,448  $            401,078  $            368,002  $            346,211  Pro forma Items  (2)      Actual/ Pro forma provision for income tax      Net income before income taxes  $                 17,015  $                 15,754  $                 18,359  $                 48,045  $                 50,655  $               65,231  $               53,940  $               36,639  $               35,721       Effective tax rate 29% 29% 42% 28% 42% 42% 42% 42% 42%      Actual/ Pro forma provision for income taxes  $                   4,886  $                   4,528  $                   7,711  $                 13,588  $                  21,275  $               27,397  $               22,655  $               15,388  $               15,003       Actual/ Pro forma net income      Net income before income taxes  $                 17,015  $                 15,754  $                 18,359  $                 48,045  $                 50,655  $               65,231  $               53,940  $               36,639  $               35,721       Actual/ Pro forma provision for income taxes                        4,886                        4,528                        7,711                     13,588                      21,275                   27,397                    22,655                   15,388                   15,003       Actual/ Pro forma net income  $                 12,129  $                 11,226  $                 10,648  $                 34,457  $                 29,380  $               37,834  $               31,285  $               21,251  $               20,718       Actual/ Pro forma ratios and per share data      Actual/ Pro forma net income (numerator)  $                 12,129  $                 11,226  $                 10,648  $                 34,457  $                  29,380  $               37,834  $               31,285  $               21,251  $               20,718       Average assets (denominator)                6,619,629                6,310,087                5,786,035                6,262,313                 5,494,124             5,485,832             4,676,676             4,040,381             3,796,649       Actual/ Pro forma return on average assets 0.73% 0.71% 0.74% 0.73% 0.71% 0.69% 0.67% 0.53% 0.55%      Average stockholders' equity (denominator)  $               569,176  $               560,961  $               427,018  $               562,312  $               415,946  $            425,698  $            390,318  $            359,359  $            343,412        Actual/ Pro forma return on average stockholders' equity 8.52% 8.00% 9.97% 8.17% 9.42% 8.89% 8.02% 5.91% 6.03%      Weighted average shares outstanding ‐ diluted (denominator)             56,864,100             56,820,076             42,000,000             56,813,110              42,000,000           42,957,936           42,000,000           42,000,000           42,000,000       Actual/ Pro forma earnings per share—diluted  $                      0.21  $                      0.20  $                      0.25  $                      0.61  $                      0.70  $                   0.88  $                   0.74  $                   0.51  $                   0.49  (1) Unaudited (2) Prior to January 1, 2018, we calculate our pro forma net income, earnings per share, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S Corporation  tax to net income, and using a combined C Corporation effective tax rate for Federal and California income taxes of 42%.  This calculation reflects only the change in our status as an S Corporation and does not give effect  to any other transaction.  For the three months  and nine months ended September 30, 2018, our actual provision for income taxes is used for comparative purposes.  33

Non-GAAP Reconciliation ($ in 000's)

	As of or For the Three Months Ended [1]			As of or for the Nine Months Ended (1)		As of or For the Years Ended December 31,			
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017	2017	2016	2015	2014
Efficiency ratio									
Noninterest expense (numerator)	$ 15,090	$ 14,922	$ 13,782	$ 44,725	$ 43,323	$ 56,544	$ 61,242	$ 62,339	$ 61,886
Net interest income	$ 31,712	$ 31,159	$ 28,760	$ 93,335	$ 83,342	$ 110,895	$ 94,594	$ 84,879	$ 93,968
Noninterest income	1,043	817	4,931	2,885	6,014	7,508	7,885	7,644	3,676
Operating revenue (denominator)	$ 32,755	$ 31,976	$ 33,691	$ 96,220	$ 89,356	$ 118,403	$ 102,479	$ 92,523	$ 97,644
Efficiency ratio	46.1%	46.7%	40.9%	46.5%	48.5%	47.8%	59.8%	67.4%	63.4%
Tangible assets									
Total assets	$ 6,692,415	$ 6,510,233	$ 5,319,557	$ 6,692,415	$ 5,319,557	$ 5,704,380	$ 5,063,585	$ 4,361,779	$ 3,969,047
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Tangible assets	$ 6,689,118	$ 6,506,936	$ 5,316,260	$ 6,689,118	$ 5,316,260	$ 5,701,083	$ 5,060,288	$ 4,358,482	$ 3,965,750
Tangible stockholders' equity to tangible assets									
Tangible book value (numerator)	$ 568,102	$ 558,883	$ 430,163	$ 568,102	$ 430,163	$ 546,448	$ 401,078	$ 368,002	$ 346,211
Tangible assets (denominator)	6,689,118	6,506,936	5,316,260	6,689,118	5,316,260	5,701,083	5,060,288	4,358,482	3,965,750
Tangible stockholders' equity to tangible assets	8.5%	8.6%	8.1%	8.5%	8.1%	9.6%	7.9%	8.4%	8.7%

(1) Unaudited

Luther Burbank® | Corporation

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